Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

a.	Registration Statement (Form S-8 No. 333-145390), and
b.	Registration Statement (Form S-3 No. 333-157663);

of our reports dated March 4, 2011, with respect to the consolidated financial statements of Eagle Bulk Shipping Inc., and the effectiveness of internal control over financial reporting of Eagle Bulk Shipping Inc., included in this Annual Report (Form 10-K) of Eagle Bulk Shipping Inc. for the year ended December 31, 2010.

/s/ Ernst & Young

New York, New York
March 4, 2011